Exhibit 99.1

News Release

Contact:	Investors: Mike Grant - Managing Director, Investor Relations - (615) 263-6957 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

COST MANAGEMENT AND HIGHER OCCUPANCY CONTINUE TO DRIVE POSITIVE FINANCIAL PERFORMANCE

RAISES FULL YEAR FINANCIAL GUIDANCE

BRENTWOOD, Tenn. – November 6, 2024 – CoreCivic, Inc. (NYSE: CXW) (CoreCivic or the Company) announced today its third quarter 2024 financial results.

Financial Highlights – Third Quarter 2024

•	Total revenue of $491.6 million, an increase of 2%

•	Net income of $21.1 million, an increase of 52%

•	Adjusted net income of $22.4 million, an increase of 44%

•	Diluted earnings per share of $0.19; Adjusted Diluted EPS of $0.20

•	Normalized FFO per diluted share of $0.43, an increase of 23%

•	Adjusted EBITDA of $83.3 million, an increase of 11%

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, commented, “CoreCivic’s financial results for the third quarter of 2024 demonstrate our continued strong operating momentum. We achieved notable improvement in our operating margin compared with the prior year quarter through our continued cost management diligence and the strong demand for our essential services, evidenced by the increase in our compensated occupancy to 75.2% in the current quarter from 72.0% in the prior year. Operating margins are particularly impacted by occupancy considering operating leverage in our business.”

“Beyond our solid quarterly financial results,” Hininger added, “CoreCivic’s balance sheet remains strong, and we are pleased with the continued execution of our capital strategy, ending the quarter with leverage, measured as net debt to Adjusted EBITDA, at 2.2x for the trailing twelve months - placing us below our target leverage range of 2.25x to 2.75x that we established in August 2020. As we look forward to opportunities in 2025 and beyond, CoreCivic is ready to respond quickly and flexibly to our governmental partner’s needs due to our talented and experienced teams, healthy balance sheet and readily available and modern bed capacity.”

Third Quarter 2024 Financial Results Compared With Third Quarter 2023

Net income in the third quarter of 2024 was $21.1 million, or $0.19 per diluted share, compared with net income in the third quarter of 2023 of $13.9 million, or $0.12 per diluted share. When adjusted for special items, Adjusted net income for the third quarter of 2024 improved to $22.4 million, or $0.20 per diluted share (Adjusted Diluted EPS), compared with Adjusted net income in the third quarter of 2023 of $15.6 million, or $0.14 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Third Quarter 2024 Financial Results

The increased adjusted earnings per share amounts resulted from modestly higher revenue, driven by higher populations and per diem rates at our facilities serving state and local populations, combined with cost containment efforts, lower interest expense and a decrease in shares of our common stock outstanding as a result of our share repurchase program. These earnings increases were achieved despite being partially offset by the expiration of our lease with the California Department of Corrections and Rehabilitation (CDCR) at our California City Correctional Center on March 31, 2024, which accounted for a $0.05 per share reduction during the third quarter, as well as the previously disclosed early termination of our contract with U.S. Immigration & Customs Enforcement (ICE) at the South Texas Family Residential Center effective August 9, 2024. Third quarter 2024 financial results at the South Texas facility were favorably impacted by the accelerated recognition of the remaining deferred revenue of $5.7 million, and due to the rapid ramp-down in detainee populations in July, resulting in the elimination of most operating expenses, though we continued to generate full fixed contractual revenue through the termination date, resulting in a minimal impact on per share results for the third quarter of 2024 compared with the third quarter of 2023.

Operating leverage stemming from improving facility occupancy combined with cost management initiatives continue to yield positive financial results and operating performance. In particular, expenses related to labor attraction and retention, such as registry nursing and temporary labor resources, including associated travel expenses, overtime and incentives, declined meaningfully from the prior year quarter, as well as sequentially.

Revenue from ICE, our largest government partner, decreased 3.4% compared with the third quarter of 2023 and by 7.5% compared with the second quarter of 2024. This decline in revenue from ICE primarily reflects the termination of our ICE contract at the South Texas Family Residential Facility effective August 9, 2024. Excluding the South Texas facility, our revenue with ICE increased 10.9% compared with the third quarter of the prior year and increased 4.6% compared with the prior quarter. During the third quarter of 2024, revenue from ICE was $139.7 million compared to $144.6 million during the third quarter of 2023 and $151.0 million during the second quarter of 2024.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $81.4 million in the third quarter of 2024, compared with $72.8 million in the third quarter of 2023. Adjusted EBITDA, which excludes special items, was $83.3 million in the third quarter of 2024, compared with $75.2 million in the third quarter of 2023. The increase in Adjusted EBITDA was attributable to an increase in occupancy, combined with a general reduction in temporary staffing incentives and related labor costs, partially offset by the expiration of the lease with the CDCR at the California City facility.

Funds From Operations (FFO) for the third quarter of 2024 was $47.1 million, compared with $38.5 million in the third quarter of 2023. Normalized FFO, which excludes special items, increased to $47.6 million, or $0.43 per diluted share, in the third quarter of 2024, compared with $40.5 million, or $0.35 per diluted share, in the third quarter of 2023, representing an increase in Normalized FFO per share of 23%. Normalized FFO was impacted by the same factors that affected Adjusted EBITDA, further improved by a reduction in interest expense resulting from our debt reduction strategy that is not reflected in Adjusted EBITDA, as well as a 3% reduction in weighted average shares outstanding compared with the prior year quarter. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and the note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Third Quarter 2024 Financial Results

Capital Strategy

Share Repurchases. Our Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $350.0 million of our common stock, including an additional $125.0 million approved on May 16, 2024. During 2024, we have repurchased 4.0 million shares of common stock under the share repurchase program at an aggregate purchase price of $59.5 million, although we did not repurchase any shares during the third quarter of 2024. Since the share repurchase program was authorized in May 2022, through September 30, 2024, we have repurchased a total of 14.1 million shares at an aggregate price of $172.1 million, or $12.20 per share, excluding fees, commissions and other costs related to the repurchases.

As of September 30, 2024, we had $177.9 million remaining under the share repurchase program. Additional repurchases of common stock will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board of Directors from time to time in the open market, through privately negotiated transactions, or otherwise. The share repurchase program has no time limit and does not obligate us to purchase any particular amount of our common stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by our Board of Directors in its discretion at any time. As a result of ICE’s discontinued use of the South Texas Family Residential Center and the impact such discontinuation will have on our leverage ratios, we intend to prioritize the use of our free cash flow to further reduce our debt, although we may exercise discretion in repurchasing additional shares of our common stock in accordance with the repurchase program.

2024 Financial Guidance

Based on current business conditions, we are providing the following updates to our financial guidance for the full year 2024:

	New Guidance Full Year 2024	Prior Guidance Full Year 2024
➣ Net income	$55.5 million to $61.5 million	$42.0 million to $50.4 million
➣ Adjusted Net Income	$78.0 million to $84.0 million	$65.6 million to $73.6 million
➣ Diluted EPS	$0.49 to $0.55	$0.37 to $0.45
➣ Adjusted Diluted EPS	$0.69 to $0.75	$0.58 to $0.66
➣ FFO per diluted share	$1.39 to $1.45	$1.28 to $1.36
➣ Normalized FFO per diluted share	$1.59 to $1.65	$1.48 to $1.56
➣ EBITDA	$284.3 million to $288.3 million	$268.0 million to $274.6 million
➣ Adjusted EBITDA	$317.0 million to $321.0 million	$302.4 million to $308.4 million

Third Quarter 2024 Financial Results

During 2024, we expect to invest $70.0 million to $76.0 million in capital expenditures, consisting of $30.0 million to $31.0 million in maintenance capital expenditures on real estate assets, $32.0 million to $35.0 million for maintenance capital expenditures on other assets and information technology, and $8.0 million to $10.0 million for other capital investments, including costs to prepare an idle facility for activation in the possible event an opportunity presents. These amounts are unchanged from our prior guidance.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2024. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the fourth quarter of 2024. Written materials used in the investor presentations will also be available on our website beginning on or about November 26, 2024. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 8:30 a.m. central time (9:30 a.m. eastern time) on Thursday, November 7, 2024, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. To participate via telephone and join the call live, please register in advance here https://registrations.events/direct/NTM123920992. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest prison operators in the United States. We have been a flexible and dependable partner for government for over 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Third Quarter 2024 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, including as a consequence of the United States Department of Justice not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities, impacting utilization primarily by the United States Federal Bureau of Prisons and the United States Marshals Service, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a rise in labor costs; fluctuations in interest rates and risks of operations; (vi) government budget uncertainty, the impact of the debt ceiling and the potential for government shutdowns and changing budget priorities; (vii) our ability to successfully identify and consummate future development and acquisition opportunities and realize projected returns resulting therefrom; (viii) our ability to have met and maintained qualification for taxation as a real estate investment trust, or REIT, for the years we elected REIT status; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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Third Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$107,850	$121,845
Restricted cash	9,714	7,111
Accounts receivable, net of credit loss reserve of $4,640 and $6,827, respectively	264,843	312,174
Prepaid expenses and other current assets	33,713	26,304
Assets held for sale	—	7,480

Total current assets	416,120	474,914
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,888,112 and $1,821,015, respectively	2,066,702	2,114,522
Other real estate assets	194,972	201,561
Goodwill	4,844	4,844
Other assets	231,304	309,558

Total assets	$2,913,942	$3,105,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$262,750	$285,857
Current portion of long-term debt	11,952	11,597

Total current liabilities	274,702	297,454
Long-term debt, net	979,811	1,083,476
Deferred revenue	13,149	18,315
Non-current deferred tax liabilities	90,896	96,915
Other liabilities	79,164	131,673

Total liabilities	1,437,722	1,627,833

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 110,271 and 112,733 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1,103	1,127
Additional paid-in capital	1,734,371	1,785,286
Accumulated deficit	(259,254)	(308,847)

Total stockholders’ equity	1,476,220	1,477,566

Total liabilities and stockholders’ equity	$2,913,942	$3,105,399

Third Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUE:
Safety	$459,270	$443,324	$1,372,389	$1,282,717
Community	28,203	29,791	88,405	84,569
Properties	4,085	10,477	21,540	37,888
Other	—	113	19	215

	491,558	483,705	1,482,353	1,405,389

EXPENSES:
Operating:
Safety	343,423	350,946	1,041,642	1,015,070
Community	24,613	23,268	72,891	68,888
Properties	2,763	3,067	10,060	9,752
Other	19	42	63	158

Total operating expenses	370,818	377,323	1,124,656	1,093,868
General and administrative	41,162	33,927	111,537	99,218
Depreciation and amortization	32,240	32,526	96,115	95,183
Asset impairments	3,108	2,710	3,108	2,710

	447,328	446,486	1,335,416	1,290,979

OTHER INCOME (EXPENSE):
Interest expense, net	(15,998)	(17,886)	(51,721)	(55,305)
Expenses associated with debt repayments and refinancing transactions	—	(100)	(31,316)	(326)
Gain on sale of real estate assets, net	1,181	368	1,749	343
Other income (expense)	767	(74)	1,153	(43)

INCOME BEFORE INCOME TAXES	30,180	19,527	66,802	59,079
Income tax expense	(9,084)	(5,635)	(17,209)	(17,957)

NET INCOME	$21,096	$13,892	$49,593	$41,122

BASIC EARNINGS PER SHARE	$0.19	$0.12	$0.45	$0.36

DILUTED EARNINGS PER SHARE	$0.19	$0.12	$0.44	$0.36

Third Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$21,096	$13,892	$49,593	$41,122
Special items:
Expenses associated with debt repayments and refinancing transactions	—	100	31,316	326
Income tax expense associated with change in corporate tax structure	—	—	—	930
Gain on sale of real estate assets, net	(1,181)	(368)	(1,749)	(343)
Asset Impairments	3,108	2,710	3,108	2,710
Income tax benefit for special items	(587)	(709)	(10,222)	(784)

Adjusted net income	$22,436	$15,625	$72,046	$43,961

Weighted average common shares outstanding - basic	110,271	113,605	111,174	113,919
Effect of dilutive securities:
Restricted stock-based awards	700	802	820	686

Weighted average shares and assumed conversions - diluted	110,971	114,407	111,994	114,605

Adjusted Diluted EPS	$0.20	$0.14	$0.64	$0.38

Third Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$21,096	$13,892	$49,593	$41,122
Depreciation and amortization of real estate assets	25,166	24,837	74,793	73,206
Impairment of real estate assets	2,418	—	2,418	—
Gain on sale of real estate assets, net	(1,181)	(368)	(1,749)	(343)
Income tax expense (benefit) for special items	(377)	107	(199)	100

Funds From Operations	$47,122	$38,468	$124,856	$114,085
Expenses associated with debt repayments and refinancing transactions	—	100	31,316	326
Income tax expense associated with change in corporate tax structure	—	—	—	930
Other asset impairments	690	2,710	690	2,710
Income tax benefit for special items	(210)	(816)	(10,023)	(884)

Normalized Funds From Operations	$47,602	$40,462	$146,839	$117,167

Funds from Operations Per Diluted Share	$0.42	$0.34	$1.11	$1.00

Normalized Funds From Operations Per Diluted Share	$0.43	$0.35	$1.31	$1.02

Third Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$21,096	$13,892	$49,593	$41,122
Interest expense	18,947	20,734	61,065	64,037
Depreciation and amortization	32,240	32,526	96,115	95,183
Income tax expense	9,084	5,635	17,209	17,957

EBITDA	81,367	72,787	223,982	218,299
Expenses associated with debt repayments and refinancing transactions	—	100	31,316	326
Gain on sale of real estate assets, net	(1,181)	(368)	(1,749)	(343)
Asset impairments	3,108	2,710	3,108	2,710

Adjusted EBITDA	$83,294	$75,229	$256,657	$220,992

Third Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE — CALCULATION OF ADJUSTED NET INCOME, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, EBITDA & ADJUSTED EBITDA

	For the Year Ending
	December 31, 2024
	Low End of Guidance	High End of Guidance
Net income	$55,547	$61,547
Expenses associated with debt repayments and refinancing transactions	31,316	31,316
Gain on sale of real estate assets, net	(1,749)	(1,749)
Asset impairments	3,108	3,108
Income tax benefit for special items	(10,222)	(10,222)

Adjusted net income	$78,000	$84,000

Net income	$55,547	$61,547
Depreciation and amortization of real estate assets	100,000	101,000
Gain on sale of real estate assets, net	(1,749)	(1,749)
Impairment of real estate assets	2,418	2,418
Income tax benefit for special items	(199)	(199)

Funds From Operations	$156,017	$163,017
Expenses associated with debt repayments and refinancing transactions	31,316	31,316
Other asset impairments	690	690
Income tax benefit for special items	(10,023)	(10,023)

Normalized Funds From Operations	$178,000	$185,000

Diluted EPS	$0.49	$0.55

Adjusted Diluted EPS	$0.69	$0.75

FFO per diluted share	$1.39	$1.45

Normalized FFO per diluted share	$1.59	$1.65

Net income	$55,547	$61,547
Interest expense	79,000	78,000
Depreciation and amortization	128,500	128,500
Income tax expense	21,278	20,278

EBITDA	$284,325	$288,325
Expenses associated with debt repayments and refinancing transactions	31,316	31,316
Gain on sale of real estate assets, net	(1,749)	(1,749)
Asset impairments	3,108	3,108

Adjusted EBITDA	$317,000	$321,000

Third Quarter 2024 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, security analysts, and other interested parties disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies, many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA, and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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